UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 7, 2007

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31048	33-0766069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2361 Campus Drive, Suite 101, Irvine, CA  92612
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (949) 833-9001

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement
Item 2.01                      Completion of Acquisition or Disposition of Assets

On August 7, 2007, Pacificap Entertainment Holdings, Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold its economic interest in the rights to distribute the film “American Cannibal” to The Motion Picture Group, Inc. (“MPRG”) in consideration for MPRG assuming $2,500,000 worth of indebtedness held by New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

The Company is researching the accounting implications of this transaction.  It is possible that the recording will include components of:  gain on sale of assets; gain on extinguishment of debt; gain on extinguishment of derivative liabilities; and deferred service obligations.  It is currently anticipated that a valuation of the transferred assets or alternatively, the fair market value of the extinguished debt, will be obtained to assist in segregating and measuring likely components.  Decisions regarding the ultimate measurement and timing of recordation are subject to further review and audit.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

99.1	Asset Purchase Agreement, dated as of August 7, 2007, by andbetween the Company and The Motion Picture Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacificap Entertainment Holdings, Inc.

Date: August 9, 2007	By:	/s/ Mark Schaftlein
Mark Schaftlein
President